Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

COWLITZ BANCORPORATION

ARTICLE I.

Shareholders’ Meetings

Section 1.1 Annual Meeting; Advance Notice. The annual meeting of the shareholders shall be held on the fourth Friday of May of every year at 10:00 A.M. local time at the principal office of the Corporation or at such other date, time or place as may be determined by the Board of Directors. At such meeting the shareholders entitled to vote shall elect a Board of Directors and transact such other business as may properly come before the meeting. Other business shall be deemed as properly coming before the annual meeting of shareholders if and only if (a) such business is set forth in the Corporation’s notice to shareholders; (b) the Board of Directors of the Corporation, after the mailing of the notice to shareholders of the annual meeting, determines that it is appropriate that such business be brought before the annual meeting of shareholders; or (c) such business is proposed by a person who is entitled to vote at that meeting and who complies with the notice procedures set forth in this Section 1.1 and the Chief Executive Officer/President of the Corporation, in the Chief Executive Officer/President’s reasonable discretion, determines that such business is of a nature as is appropriate for action by shareholders of the Corporation under the Washington Business Corporation Act (the “Act”) or under the rules of the Securities Exchange Commission as promulgated from time to time pursuant to the Securities Exchange Act of 1934 as amended. Unless otherwise permitted by the Board of Directors, business may be properly brought before an annual meeting by a shareholder only upon the shareholder’s timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive officers of the Corporation not later than the close of business 90 calendar days before the calendar date of the Corporation’s definitive proxy statement released to shareholders in connection with the previous year’s annual meeting. To be effective, a shareholder’s notice must include (a) a brief description of each item of business that the shareholder desires to be brought before the annual meeting; (b) the reasons for conducting such business at the annual meeting; (c) the shareholder’s name and address; (d) the number of shares held of record by the shareholder, and the number of shares directly or indirectly held or beneficially owned by the shareholder making such proposal; (e) the number of shares held of record, or directly or indirectly held or beneficially owned, by each person with whom the shareholder making such proposal is directly or indirectly acting with in connection with such proposal; (f) a full description of any direct or indirect financial or other interest that the shareholder making such proposal or any other persons with whom the shareholder making such proposal is directly or indirectly acting with in connection with such proposal may have in such business; and (g) the names of and numbers of shares held of record, or directly or indirectly held beneficially owned, by persons from whom the shareholder making such proposal (or others on behalf of or in concert with the actions of the shareholder making such proposal) have obtained proxies (including revocable proxies) to vote shares in connection with such business should it come before the shareholders.

Section 1.2 Special Meetings. The Corporation shall hold special meetings of shareholders at any time on call of the Chief Executive Officer/President, Chairperson of the Board of Directors or a majority of the Board of Directors. Only business within the purpose or purposes set forth in the notice of such meeting may be conducted at a special meeting of shareholders.

Section 1.3 Voting. Each shareholder shall be entitled to one vote, in person or by proxy, for each share entitled to vote outstanding in such shareholder’s name on the books of the Corporation as of the record date, except as otherwise provided in the Articles of Incorporation.

Section 1.4 Quorum and Voting. One-third of the shares entitled to vote, represented by shareholders in person or by proxies, shall constitute a quorum at any meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Act, the Articles of Incorporation or these Bylaws.

Section 1.5 Notice. Except as provided below, written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer/President, Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice shall be delivered not less than 20 days nor more than 60 days before the meeting if the shareholders’ meeting is called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business or the dissolution of the Corporation. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer books of the Corporation, with postage prepaid.

Section 1.6 Record Date. The Board of Directors may fix in advance a date as record date for the purpose of determining the registered owners of stock or other securities: (a) entitled to notice of or to vote at any meeting of shareholders or any adjournment or postponement thereof; (b) entitled to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; or (c) entitled to otherwise exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose. The record date will be not more than 70 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action which requires such determination of registered owners is to be taken. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to notice of and to vote at an annual or special shareholders meeting is the close of business on the day before the notice is first mailed or otherwise transmitted to shareholders. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the Board of Directors authorizes the share or cash dividend or other distribution.

Section 1.7 List of Shareholders for Meeting. After fixing the record date for a meeting of shareholders, the Secretary shall prepare an alphabetical list of the names of all of the shareholders who are entitled to notice of the meeting. The list shall show the address of and number of shares held by each shareholder. The shareholders list must be available for inspection by any shareholder, beginning 10 days prior to the meeting and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders list available at the meeting, and any shareholder or any agent or attorney of a shareholder shall be entitled to inspect the list at any time during the meeting or any adjournment.

Section 1.8 Conduct of Meetings. Meetings of the shareholders shall be presided over by the persons authorized pursuant to these Bylaws. The person presiding over a meeting of the shareholders shall have the authority to adjourn or postpone such meeting at any time and to establish and enforce rules of conduct for such meeting.

ARTICLE II.

Board of Directors

Section 2.1 Number, Election and Nomination of Directors. The Board of Directors shall consist of not less than five members and not more than ten members. The number of directors shall be established within this range from time to time by the Board of Directors. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director. At each annual meeting, the shareholders shall elect directors by a plurality of the votes cast by the shares entitled to vote in the election. Only persons who have been nominated for election pursuant to these Bylaws may be elected as directors of the Corporation. Persons may be nominated to serve as directors (a) by action of the Board of Directors or, if the remaining directors do not constitute a quorum, by a majority vote of the remaining directors or (b) by a shareholder who is entitled to vote at the meeting at which the election of directors is proposed, provided that such person gives timely written notice of such proposed nomination to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive office of the Corporation not later than the close of business 90 days before the calendar date of the Corporation’s definitive proxy statement in connection the previous year’s annual meeting of shareholders. To be effective, a shareholder’s notice must include (a) the name, age and business and residence addresses of the shareholder making the nomination and each proposed nominee; (b) the number of shares held of record and any other shares that are directly or indirectly held or beneficially owned by the shareholder making the nomination and each proposed nominee; and (c) the principal occupation or employment of each proposed nominee and all other information regarding each proposed nominee that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and as in effect at such time. Such notice shall also be accompanied by a signed consent from each proposed nominee that such nominee consents to being named in and having information regarding such nominee included in any proxy materials or other communications to shareholders if the Corporation chooses to do so and agreeing to serve as a director of the Corporation if elected. Directors shall be elected to hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified, subject to prior death, resignation or removal.

Section 2.2 Vacancies. Unless otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy resulting from the death, resignation or removal of a director of from an increase in the number of directors, may be filled either by the Board of Directors or if the remaining directors do not constitute a quorum, by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy will serve for the unexpired term of the director’s predecessor in office, subject to prior death, resignation or removal.

Section 2.3 Annual Meeting. There shall be an annual meeting of the Board of Directors which may be held without notice immediately after the adjournment of the annual meeting of the shareholders or at another time designated by the Board of Directors upon notice in the same manner as provided in Section 2.5. The annual meeting shall be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.

Section 2.4 Regular Meetings. The Board of Directors may by resolution provide for regular meetings. Each director then in office shall be provided written notice of the scheduled date, hour and place of each regular meeting, personally delivered or mailed by United States mail, first class postage prepaid, addressed to each director at the director’s address appearing on records of the Corporation, not less than five days prior to the date of the first regular meeting held after the adoption or modification of the resolution providing for regular meetings.

Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer/President or any three members of the Board of Directors. Each director shall be given notice of each special meeting which shall be actually delivered, orally or in writing, not less than 24 hours prior to the meeting or mailed by deposit in the United States mail, first class postage prepaid, addressed to the director at the director’s address appearing on the records of the Corporation not less than 72 hours prior to the meeting. Special meetings of the directors may also be held at any time when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the directors shall be held at the principal office of the Corporation or at any other place designated by a majority of the Board of Directors.

Section 2.6 Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business.

Section 2.7 Voting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the Articles of Incorporation or these Bylaws.

Section 2.8 Powers of Directors. The Board of Directors shall have sole responsibility for the management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is vested with all of the powers possessed by the Corporation itself, so far as this delegation of power is not inconsistent with the Act, the Articles of Incorporation, or these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus; what amount shall be reserved for working capital and for any other purpose; and what amount shall be declared as dividends; and such determinations by the Board of Directors shall be final and conclusive except as otherwise provided by the Act and the Articles of Incorporation. The Board of Directors shall designate one or more officers of the Corporation who shall have the power, to sign all deeds, leases contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Corporation. In addition to the Chief Executive Officer/President, who is so designated, the Board of Directors may designate additional officers.

Section 2.9 Executive Committee. A majority of the Board of Directors may designate from among its members an executive committee of two or more members. The executive committee shall have such powers and shall perform such duties as may be delegated and assigned to the executive committee by the Board of Directors. The executive committee shall not have the authority of the Board of Directors with reference to (1) amending the Articles of Incorporation; (2) declaring dividends or distributions except at a rate or in periodic amount determined by the Board of Directors; (3) approving or recommending to shareholders actions or proposals required by the Act to be approved by shareholders; (4) filling vacancies on the Board of Directors or any committee thereof; (5) amending the Bylaws; (6) authorizing or approving the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; (7) fixing the compensation of any director for serving on the Board of Directors or on any committee; (8) adopting a plan of merger, consolidation or exchange not requiring shareholder approval; (9) reducing earned or capital surplus; (10) appointing other committees of the Board of Directors or the members thereof; or (11) taking any other action prohibited by the Act. A majority of the members of the executive committee may fix its rules of procedure. All actions by the executive committee shall be by a majority of those then serving on the committee or, if taken without a meeting, by unanimous written approval. The executive committee shall keep written records of its activities and proceedings. All action by the executive committee shall be reported to the Board of Directors at the next meeting following the action and the Board of Directors may ratify or may revise or alter such action, provided that no rights or acts of third parties shall be affected by any such revision or alteration. Meetings of the executive committee shall be called, from time to time, at the direction and upon the request of any member of the committee. Notice of each meeting, unless waived, shall be given to each member of the committee and shall be actually delivered, orally or in writing, not less than 24 hours prior to the meeting or mailed by deposit in the United States mail, first class postage prepaid, addressed to the member at the member’s address appearing on the records of the Corporation not less than 72 hours prior to the meeting. All meetings shall be held at the principal office of the Corporation or, upon consent of all members of the committee, at any other place.

Section 2.10 Other Committees. The Chairperson of the Board of Directors or a majority of the Board of Directors may designate other committees from among its members. The committees shall have the powers and duties designated by the Board of Directors, except that no committee shall have any power which may not be granted to an executive committee under the terms of Section 2.10.

Section 2.11 Chairperson of the Board. The Board of Directors may elect one of its members Chairperson of the Board of Directors. The Chairperson shall advise and consult with the Board of Directors and the officers of the Corporation as to the determination of policies of the Corporation, shall preside at all meetings of the Board of Directors and of the shareholders, or shall designate the Chief Executive Officer/President to preside, and shall perform such other functions and responsibilities as the Board of Directors shall designate from time to time.

Section 2.12 Vice-Chairperson of the Board. The Board of Directors may elect one of its members Vice-Chairperson of the Board of Directors. The Vice-Chairperson shall preside at all meetings in the absence of the Chairperson, or may designate the Chief Executive Officer/President to preside, and shall perform such other functions and responsibilities as the board directors may designate from time to time.

ARTICLE III.

Officers

Section 3.1 Composition. The officers of this Corporation will consist of at least a Chief Executive Officer/President and a Secretary, each of whom will be elected by the Board of Directors at the annual meeting of the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, and any vacancies occurring in any office of this Corporation may be filled by election or appointment by the Board of Directors at any regular meeting or any special meeting called for that purpose. All officers shall hold their office until the next annual meeting of the Board of Directors and until their successors are elected and qualified, subject to prior death, resignation or removal. Any two or more offices may be held by the same person.

Section 3.2 Chief Executive Officer/President. The Board of Directors shall designate one of the officers of the Corporation or the Chairperson of the Board of Directors to serve as the Chief Executive Officer/President of the Corporation. The Chief Executive Officer/President will be responsible for implementing the policies and goals of the Corporation as stated by the Board of Directors and will have general supervisory responsibility and authority over the property, business and affairs of the Corporation. Unless otherwise provided by the Board of Directors, the Chief Executive Officer/President will have the authority: to hire and fire employees and agents of the Corporation; to sign all deeds, leases contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Corporation; and to take such other actions as he or she deems to be necessary or appropriate to implement the policies, goals and directions of the Board of Directors. Upon the death, resignation or removal of the Chief Executive Officer/President, the Board of Directors may appoint an elected officer or another person to serve as an “acting” or “interim” Chief Executive Officer/President, to serve as such until the position is filled by action of the Board of Directors. Unless otherwise provided by the Board of Directors, an “acting” or “interim” Chief Executive Officer/President will have all responsibilities and authority of the Chief Executive Officer/President.

Section 3.3 Secretary. The Secretary shall keep the minutes and records of all the meetings of the shareholders and Board of Directors and other official business of the Corporation. The Secretary shall give notice of meetings to the shareholders and directors and shall perform such other duties as may be prescribed by the Board of Directors.

Section 3.4 Chief Financial Officer. The Board of Directors shall elect a Chief Financial Officer who will serve as the cashier and treasurer and will receive all moneys and funds of the Corporation and deposit such moneys and funds in the name of and for the account of the Corporation with one or more banks designated by the Board of Directors or in such other investment vehicles as may from time to time be designated or approved by the Board of Directors. The Chief Financial Officer will keep accurate books of account and will make reports of financial transactions of the Corporation to the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors.

Section 3.5 Other Officers. The Board of Directors may elect or the Chief Executive Officer/President may appoint one or more Vice Presidents. A Vice President will have such responsibilities and authority as may be prescribed by the Board of Directors or as may be delegated by the Chief Executive Officer/President or the elected officer to whom the Chief Executive Officer/President has delegated the authority to appoint such Vice President. If at any time there is more than one Vice President, the Board of Directors may designate the order of seniority or the areas of responsibility of such Vice Presidents.

Section 3.6 Tenure. The Board of Directors, at any regular meeting or any special meeting called for that purpose, may remove any elected officer from office whenever in its judgment the best interest of the Corporation will be served thereby, provided, however, that no removal shall impair the contract rights, if any, of the officer removed or of this Corporation or of any other person or entity. Election or appointment of an officer or agent shall not of itself create contract rights.

ARTICLE IV.

Shares and Other Securities

Section 4.1 Certificates for Shares; Uncertificated Form of Ownership. The shares of the Corporation shall be either (i) represented by certificates signed by the Chairman, Vice Chairman, Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof or (ii) owned in uncertificated form, pursuant to a direct registration system or similar system of registration in connection with which shares will be held in book-entry form and no physical certificate is printed. Each shareholder may request a certificate or certificates. All certificates representing stock which is subject to restrictions on the transfer or registration of transfer of shares of the Corporation shall have a statement of such restrictions or, in the case of uncertificated stock, the Corporation shall provide such a statement to the shareholder. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a record containing (i) the name of the Corporation and that it is organized under the laws of Washington; (ii) the name of the person to whom the shares are issued; (iii) the number and class of shares and the designation of the series, if any; and (iv) the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series, and the authority of the board of directors to determine variations for future series, or that the Corporation will furnish the shareholder this information without charge on request in writing.

Section 4.2 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of common stock and other securities of the Corporation. The signatures required by Section 4.1 may be facsimiles if the certificate is manually signed by a transfer agent, or registered by a registrar, and the transfer agent or registrar is neither the Corporation nor an employee of the Corporation.

Section 4.3 Transfer of Shares. Title to a certificate and to the interest in this corporation represented by that certificate can be transferred only: (a) by delivery of the certificate endorsed either in blank or to a specified person or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, either in blank or to a specified person, (c) in both cases signed by the person appearing by the certificate to be the owner of the interest represented thereby. If shares are held in uncertificated form, transfers of shares shall be made by electronic book-entry transfer pursuant to a direct registration system or similar system of registration. The transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney.

Section 4.4 Necessity for Registration. Prior to presentment for registration upon the transfer books of the Corporation of a transfer of shares or other securities of this Corporation, the Corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote, to receive any notices, to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of an owner.

Section 4.5 Closing Transfer Books. For the purpose of determining the registered owners of shares or other securities entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose, the Board of Directors may provide that the transfer books shall be closed for a stated period of not more than 70 days. If the transfer books shall be closed for the purpose of determining the registered owners entitled to notice of or to vote at a meeting of the shareholders or an adjournment thereof, such books shall be closed for a stated period of not more than 70 days nor less than 10 days immediately preceding such meeting.

Section 4.6 Fixing Record Date. In lieu of closing the transfer books, the Board of Directors may fix in advance a date as record date for any determination of registered owners for which the transfer books might have been closed as provided in Section 4.5.

Section 4.7 Lost Certificates. In case of the loss or destruction of a certificate of shares or other security of this Corporation, a duplicate certificate may be issued in its place upon such conditions as the Board of Directors shall prescribe.

ARTICLE V.

Waiver of Notice

Whenever any notice is required to be given to any shareholder or director of the Corporation by these Bylaws or the Articles of Incorporation, or by the Act, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the required notice. Attendance of a director or shareholder at any meeting shall constitute a waiver of any notice required for that meeting, except where a director or shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI.

Action Without Meeting: Meetings by Telephone

Section 6.1 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders, the directors or a committee of the Board of Directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors, or members of the committee entitled to vote with respect to the action to be taken. The action shall be effective as of the date on which the last signature is placed on the consent, or at such earlier time set forth in the consent. The consent shall have the same force and effect as a unanimous vote of the shareholders, directors, or committee and may be stated as such in any document.

Section 6.2 Meetings by Telephone. Members of the Board of Directors, any committee of the Board of Directors or the shareholders may participate in a meeting of the Board of Directors, the committee or the shareholders, respectively, by conference telephone or by similar communications equipment by means of which all of the persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

ARTICLE VII.

Indemnification and Insurance

Section 7.1 Definitions. As used in this Article:

(a) “Act” means the Washington Business Corporation Act, Revised Code of Washington Title 23B.

(b) “Director” means any person who is or was a director of this Corporation and any person who, while a director of this Corporation, is or was serving at the request of this Corporation as a director, officer, partner, member, manager, trustee, employee or agent (a “Related Person”) of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or trust (or an administrative committee thereof), or other entity (each a “Related Company”).

(c) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation or other transaction in which the predecessor’s existence ceased upon consummation of such transaction.

(d) “Indemnifiable Expenses” shall include (without limitation) any and all damages (compensatory, exemplary, punitive or otherwise), judgments, fines, penalties, ERISA excise taxes, amounts paid in settlement, costs, attorneys’ fees and disbursements (including without limitation fees and disbursements upon appeal or in any bankruptcy proceedings), costs of attachment or similar bonds, costs of investigations or administrative proceedings, and any other losses, claims, liabilities or expenses incurred in connection with a Proceeding.

(e) “Officer” means a person who is or was an officer of this Corporation holding an office established by or in accordance with these bylaws and any person who, while an Officer of this Corporation, is or was serving as a Related Person of a Related Company.

(e) “Official Capacity” means (i) when used with respect to a Director, service as a Director of this Corporation, and (ii) when used with respect to an Officer, the elective or appointive office in the Corporation held by the Officer, but in each case does not include service for any other foreign or domestic corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or trust, or other entity.

(f) “Party includes a person who was, is or is threatened to be, made a named defendant or respondent in a Proceeding.

(g) “Proceeding” shall include (without limitation) any threatened, pending or completed claim, investigation, arbitration, action, suit or proceeding, whether of a civil, criminal, administrative or investigative nature, (including, without limitation, claims, actions, suits or proceedings brought by or in the right of the Company), and whether formal or informal, in which a person is was or may become involved as a party or otherwise (including without limitation as a witness), (a) by reason of the fact that the person is or was, or has agreed to become a Director or Officer, (b) by reason of any actual or alleged error or misstatement or misleading statement made or suffered by a Director or Officer, (c) by reason of any action taken by a Director or Officer or of any inaction on a Director or Officer’s part while acting as Director or Officer, (d) by reason of the fact that a Director or Officer is or was serving at the request of the Company as a Related Person of a Related Company (which request will be conclusively presumed in the case of any of Related Company that is an “affiliate” of the Company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended); whether or not the basis of such Proceeding is alleged action (or inaction) by such person in an Official Capacity or in any other capacity while serving as a Director or Officer, and whether the alleged action (or inaction) occurred before or after the execution of this Agreement.

Section 7.2 Indemnification. The Corporation shall indemnify a person who becomes party to a Proceeding by reason of the fact that the individual is or was a Director or Officer of the Corporation against Indemnifiable Expenses incurred in connection with the Proceeding, except that no indemnification shall be provided with respect to conduct by a prospective indemnitee which a final, unappealable judgment by a court having jurisdiction over the parties and the subject matter finds to have been intentional misconduct, a knowing violation of law, a violation of RCW 23B.08.310 or any successor provision of the Act, or a transaction from which the Director or Officer derived a personal benefit in money, property or services to which the Director or Officer was not legally entitled.

Section 7.3 Successful Defense. A Director or Officer who has been wholly successful, on the merits or otherwise, in the defense of any Proceeding shall be indemnified against Indemnifiable Expenses incurred by such person in connection with the Proceeding.

Section 7.4 Court Ordered Indemnification. Upon application by a Director or Officer, a court of appropriate jurisdiction may, upon such notice as the court may determine, order indemnification if:

(a) The court determines that the Director or Officer is entitled to indemnification or payment of expenses under the provisions of this Article, which has not been paid; or

(b) The court determines that the Director or Officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person has met any particular standard of conduct set forth in this Article, the Articles of Incorporation of the Corporation or the Act.

A court of appropriate jurisdiction may be the court in which the Proceeding involving the Director or Officer’s liability takes place or took place.

Section 7.5 Reimbursement in Advance. Indemnifiable Expenses incurred by a Director or Officer who is party to a Proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding upon receipt by the Corporation of:

(a) A written affirmation by the Director or Officer of the Director or Officer’s good faith belief that the Director or Officer has met the standard of conduct necessary for indemnification in that indemnification is not for actions or omissions found to be to have been intentional misconduct, a knowing violation of law, a violation of RCW 23B.08.310 or any successor provision of the Act, or a transaction from which the Director or Officer derived a personal benefit in money, property or services to which the Director or Officer was not legally entitled; and

(b) A written undertaking by or on behalf of the Director or Officer to repay the amounts advanced if it should ultimately be determined by final, unappealable order, that the Director or Officer is not entitled to Indemnification. Such undertaking shall be an unlimited general obligation of the person receiving the advances, but need not be secured and shall be accepted without reference to financial ability to make repayment.

Section 7.6 No Conflict with Articles. No provision of these bylaws is intended to conflict with the Articles of Incorporation of this Corporation or to limit indemnification otherwise provided for in the Articles of Incorporation or the Act.

Section 7.7 Witness. Any person who is not a party to a Proceeding but is called as a witness by reason of service as a Director or Officer shall be Indemnified as to Indemnifiable Expenses incurred in connection with such witness service.

Section 7.8 Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested a Director or Officer to serve an employee benefit plan where the Director or Officer is designated as an officer, director, administrative committee member, plan trustee or other administrative position by reason of such person’s position in the Corporation, by designation by the Board of Directors of this Corporation or by appointment by an officer of the Corporation (which may include self-appointment). Action taken or omitted by a Director or Officer with respect to an employee benefit plan taken or omitted for a purpose believed by the Director or Officer to be in the best interests of the participants or beneficiaries of the plan shall be deemed to be action or omission for a purpose that is in the best interests of the Corporation.

Section 7.9 Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or trust (or administrative committee thereof), or other entity against any liability asserted against such person as a result of such service, incurred in such capacity or otherwise arising out of or related to the person’s status as such, , with aggregate coverage limits of not less than $25,000,000, whether or not the Corporation may indemnify such person against such liability under the provisions of the Articles of Incorporation of the Corporation, these Bylaws, or the Act.

Section 7.10 Report Regarding Indemnification of Director. Any indemnification of any person who is then serving as a director of this Corporation, including any advance payment or reimbursement of expenses, shall reported to the shareholders of this Corporation, no later than simultaneously with the notice of the next meeting of shareholders, in a written report with a brief description of the proceedings involving the director being indemnified and the nature and extent of the indemnification.

ARTICLE VIII.

Corporate Seal

The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation and the words “Washington” and “Corporate Seal”.

ARTICLE IX.

Amendments

Unless otherwise provided in the Articles of Incorporation, the Bylaws of this Corporation may be altered, amended or repealed by the directors, at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing.

ARTICLE X.

Severability

If any provision of these Bylaws shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.